Exhibit 10.11

Execution Version

Published CUSIP Number: 44982JAG3

REVOLVING CREDIT AGREEMENT

Dated as of April 20, 2012

among

ING AMERICA INSURANCE HOLDINGS, INC.

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender,

Fronting L/C Issuer

and

Several L/C Agent,

and

The Other Lenders Party Hereto

CITIBANK, N.A.,

as Syndication Agent

ING BANK N.V., LONDON BRANCH,

JPMORGAN CHASE BANK, N.A.,

DEUTSCHE BANK SECURITIES INC.

ROYAL BANK OF CANADA,

SUNTRUST BANK,

THE BANK OF NEW YORK MELLON

and

THE ROYAL BANK OF SCOTLAND,

as

Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CITIGROUP GLOBAL MARKETS INC.,

ING BANK N.V., LONDON BRANCH

and

J.P. MORGAN SECURITIES LLC

as

Joint Lead Arrangers and Joint Book Managers

i

Article V. Representations and Warranties		72

5.01	Existence, Qualification and Power	72
5.02	Authorization; No Contravention	72
5.03	Governmental Authorization; Other Consents	72
5.04	Binding Effect	72
5.05	Financial Statements; No Material Adverse Effect	73
5.06	Litigation	73
5.07	No Default	73
5.08	Environmental Compliance	73
5.09	Taxes	73
5.10	ERISA Compliance	74
5.11	Margin Regulations; Investment Company Act	74
5.12	Disclosure	75
5.13	Compliance with Laws	75
5.14	OFAC	75

Article VI. Affirmative Covenants		75

6.01	Financial Statements	75
6.02	Certificates; Other Information	77
6.03	Notices	78
6.04	Payment of Obligations	79
6.05	Preservation of Existence, Etc.	79
6.06	Maintenance of Properties	79
6.07	Maintenance of Insurance	79
6.08	Compliance with Laws	80
6.09	Books and Records	80
6.10	Inspection Rights	80
6.11	Use of Proceeds	80

Article VII. Negative Covenants		81

7.01	Liens	81
7.02	Indebtedness	82
7.03	Fundamental Changes	83
7.04	Asset Sales	83
7.05	Restricted Payments	84
7.06	Arrangements to Restrict Payments	84
7.07	Transactions with Affiliates	84
7.08	Use of Proceeds	84
7.09	Financial Covenants	84

Article VIII. Events of Default and Remedies		85

8.01	Events of Default	85
8.02	Remedies Upon Event of Default	88
8.03	Application of Funds	88

Article IX. Administrative Agent		89

9.01	Appointment and Authority	89
9.02	Rights as a Lender	90
9.03	Exculpatory Provisions	90
9.04	Reliance by Administrative Agent	91
9.05	Delegation of Duties	91
9.06	Resignation of Administrative Agent	92
9.07	Non-Reliance on Administrative Agent and Other Lenders	93
9.08	No Other Duties, Etc.	94
9.09	Administrative Agent May File Proofs of Claim	94
9.10	Release of Guaranty	95

Article X. Miscellaneous		95

10.01	Amendments, Etc.	95
10.02	Notices; Effectiveness; Electronic Communication	96
10.03	No Waiver; Cumulative Remedies; Enforcement	98
10.04	Expenses; Indemnity; Damage Waiver	99
10.05	Payments Set Aside	102
10.06	Successors and Assigns	102
10.07	Treatment of Certain Information; Confidentiality	107
10.08	Right of Setoff	108
10.09	Interest Rate Limitation	109
10.10	Counterparts; Integration; Effectiveness	109
10.11	Survival of Representations and Warranties	109
10.12	Severability	109
10.13	Replacement of Lenders	110
10.14	Governing Law; Jurisdiction; Etc.	111
10.15	Waiver of Jury Trial	111
10.16	No Advisory or Fiduciary Responsibility	112
10.17	Electronic Execution of Assignments and Certain Other Documents	112
10.18	General Guarantee Agreement	113
10.19	USA PATRIOT Act	113
10.20	ENTIRE AGREEMENT	113

SCHEDULES

2.01	Commitments and Applicable Percentages
4.01	Intercompany Debt
5.06	Litigation
5.08	Environmental Claims
7.01	Existing Liens
7.06	Existing Arrangements Restricting Payments
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	U.S. Tax Compliance Certificate
F-2	U.S. Tax Compliance Certificate
F-3	U.S. Tax Compliance Certificate
F-4	U.S. Tax Compliance Certificate
G	Guaranty
H-1	Fronted Letter of Credit
H-2	Several Letter of Credit
I	Letter of Credit Application
J	Letter of Credit Amendment Application

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (“Agreement”) is entered into as of April 20, 2012, among ING AMERICA INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Fronting L/C Issuer and Several L/C Agent.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

Definitions and Accounting Terms

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form acceptable to the Administrative Agent.

“Affected Lender” means a Lender that is not obligated to issue a particular Several Letter of Credit because of one or more of the events or circumstances described in Sections 2.01(a)(iii)(A) or 2.01(a)(iii)(B) and that has elected not to issue such Several Letter of Credit as a result of one or more of such events or circumstances.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated), and the partners, officers, directors, employees, agents and advisors of such Persons and Affiliates.

“Aggregate Commitments” means, as of the date of any determination, the Commitments of all of the Lenders then in effect. As of the date hereof, the Aggregate Commitments shall equal $3,500,000,000.

“Agreement” means this Revolving Credit Agreement.

“Applicable Insurance Regulatory Authority” means, with respect to a Person, (a) the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which such Person is domiciled or (b) to the extent asserting regulatory jurisdiction over such Person, the insurance department, authority or agency in each state or jurisdiction in which such Person is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Person.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of the Fronting L/C Issuer and the Lenders to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Ratings as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Commitment Fee	Eurodollar Rate+/Letters of Credit	Base Rate +
1	≥ A-/A3	0.175%	1.250%	0.250%
2	BBB+/Baa1	0.225%	1.500%	0.500%
3	BBB/Baa2	0.275%	1.750%	0.750%
4	BBB-/Baa3	0.375%	2.000%	1.000%
5	< BBB-/Baa3	0.500%	2.500%	1.500%

“Debt Ratings” means, as of any date of determination, the ratings as determined by S&P and Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced (except with respect to any Guarantee by the Guarantor), senior unsecured long-term debt or, if such ratings are not available, the counterparty credit rating or issuer rating, as applicable, of the Borrower by S&P and Moody’s; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Ratings for Pricing Level I being the highest and the Debt Ratings for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt

Rating shall apply; (c) if the Borrower has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in either of the Debt Ratings shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Applicant” means with respect to a particular Letter of Credit, the Borrower or, if such Letter of Credit is requested to be issued for the account of any Subsidiary of Borrower, such Subsidiary.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., ING Bank N.V., London Branch and J.P. Morgan Securities LLC, in their capacities as joint lead arrangers and joint book managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and the Borrower.

“Attributable Debt” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, prepared in accordance with GAAP, including the notes thereto, and a comparison against the prior year’s financial condition and results.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.01(b)(v).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Commitment Termination Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of the Fronting L/C Issuer and the Lenders to make or participate in L/C Credit Extensions and of the commitment of each Lender to make or participate in Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Agency Fee Letter” means that certain letter agreement dated as of March 6, 2012, between the Borrower and Bank of America.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP as in effect as of the date hereof, be required to be accounted for as a capital lease on the balance sheet of such person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Fronting L/C Issuer, any Limited Fronting Lender or the Lenders, as applicable, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Base III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means:

(a) until any of the capital stock of the Borrower (or any direct or indirect holding company of the Borrower, all or substantially all the assets of which consist of the Borrower and its Subsidiaries) is sold in an initial public offering or the Borrower (or any direct or indirect holding company of the Borrower, all or substantially all the assets of which consist of the Borrower and its Subsidiaries) becomes subject to the reporting requirements of the Securities Exchange Act of 1934 pursuant to Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934 (excluding becoming subject to the reporting requirements of the Securities Exchange Act of 1934 solely due to the issuance of debt securities), ING Groep N.V. shall cease to own, directly or indirectly, shares of the capital stock of the Borrower representing 65% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; and

(b) from and after the date that any of the capital stock of the Borrower (or any direct or indirect holding company of the Borrower, all or substantially all the assets of which consist of the Borrower and its Subsidiaries) is sold in an initial public offering or the Borrower (or any direct or indirect holding company of the Borrower, all or substantially all the assets of which consist of the Borrower and its Subsidiaries) becomes subject to the reporting requirements of the Securities Exchange Act of 1934 pursuant to Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934 (excluding becoming subject to the reporting requirements of the Securities Exchange Act of 1934 solely due to the issuance of debt securities), any event or series of events by which:

(i) any “person” or “group” ((A) as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and (B) other than a “person” or “group” consisting solely of ING Groep N.V. and/or its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of shares of the capital stock of the Borrower representing the greater of (x) 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, and (y) aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower held by a “person” or “group” consisting solely of ING Groep N.V. and/or its Subsidiaries, plus one share; or

(ii) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were not (A) nominated or approved by the board of directors of the Borrower or appointed or designated to the board of directors of the Borrower or approved by ING Groep N.V. or one of its subsidiaries or (B) nominated, appointed, approved or designated by directors so nominated, appointed, approved or designated.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Liquidity” means, for the Borrower on an unconsolidated basis, on and as of the Closing Date and after giving effect to the Credit Extensions to be made on the Closing Date and the use of the proceeds thereof, the sum, without duplication, of (a) the unrestricted and unencumbered cash and cash equivalents of the Borrower, plus (b) the amount of the Committed Loan Sublimit that is available for Borrowings of Committed Loans, plus (c) the amount of the then unborrowed and available commitments under other contractually committed credit facilities entered into by the Borrower with ING Groep N.V., ING Bank N.V. and/or other lenders reasonably acceptable to the Arrangers, if such other contractually committed credit facilities (i) have an initial tenor of not less than 364 days and a then-remaining tenor of not less than 90 days and (ii) do not contain or require any condition precedent or representation and warranty as to “no material adverse change or effect” at the time of any borrowing under such contractually committed credit facilities, plus (d) the then unutilized dividend capacity of the Insurance Subsidiaries of the Borrower that is available to be distributed without approval from any Applicable Insurance Regulatory Authority, plus (e) the amount of the then unborrowed and available commitments under the credit facility entered into by ING Verzekeringen N.V. and ING Bank N.V. dated March 30, 2012 (as amended and in effect on the date of this Agreement), relating to the Guarantee given by ING Verzekeringen N.V. on December 13, 2011 (as amended and in effect on the date of this Agreement), in respect of U.S. commercial paper issued by the Borrower, minus (f) the amount of any commercial paper of the Borrower then outstanding that is backstopped by the Committed Loan Sublimit or one or more of the contractually committed credit facilities described in clause (c) or clause (e) above, minus (g) the amount of principal payments then payable by the Borrower within 90 days after the Closing Date in respect of Debt, excluding (i) any Debt then owed by the Borrower to any Subsidiary, (ii) the Obligations and (iii) the Debt owing under the Term Loan Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Note Facility” means that certain securities lending transaction contemplated by the Master Securities Loan Agreement dated as of August 19, 2011, between Standard Chartered Bank, as lender, the KCL Master Trust, as borrower, and KCL Services (5) Incorporated, pursuant to which Standard Chartered Bank loaned securities to KCL Master Trust to be used as reinsurance collateral for Subsidiaries and the Borrower issued a Guarantee.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.02, (b) issue Several Letters of Credit (or to purchase participations therein if it becomes a Non-NAIC Approved Bank), (c) purchase participations in L/C Obligations, and (d) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Termination Date” means April 20, 2015; provided, however, that if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.02.

“Committed Loan” has the meaning specified in Section 2.02.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Committed Loan Sublimit” means an amount equal to $1,500,000,000, as such amount may be increased pursuant to Section 2.14 or reduced pursuant to Section 2.06(a). The Committed Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confirming Bank” means, as provided in Section 2.17 with respect to any Non-NAIC Approved Bank, (a) Bank of America or (b) any other Lender that is an NAIC Approved Bank and that has agreed to confirm Several Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer and which are outstanding during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continuing Liquidity” means, for the Borrower on an unconsolidated basis, at any time after the Closing Date, the sum, without duplication, of (a) the unrestricted and unencumbered cash and cash equivalents of the Borrower at such time, plus (b) the amount of the Committed Loan Sublimit that is available for Borrowings of Committed Loans at such time, plus (c) the amount at such time of the unborrowed and available commitments under other contractually committed credit facilities entered into by the Borrower with ING Groep N.V., ING Bank N.V. and/or other lenders reasonably acceptable to the Administrative Agent, if such other contractually committed credit facilities do not contain or require any condition precedent or representation and warranty as to “no material adverse change or effect” at the time of any borrowing under such contractually committed credit facilities, plus (d) the unutilized dividend capacity at such time of the Insurance Subsidiaries of the Borrower that is available at such time to be distributed without approval from any Applicable Insurance Regulatory Authority, plus (e) the amount of the then unborrowed and available commitments under the credit facility entered into by ING Verzekeringen N.V. and ING Bank N.V. dated March 30, 2012 (as amended and in effect on the date of this Agreement, including any replacement or refinancing thereof between such parties or between the Borrower and ING Bank N.V. on terms, taken as a whole, not less favorable to the Lenders for the purposes of this provision), relating to the Guarantee given by ING Yerzekeringen N.V. on December 13, 2011 (as amended and in effect on the date of this Agreement), in respect of U.S. commercial paper issued by the Borrower, minus (f) the amount of any commercial paper outstanding at such time that is backstopped by the Committed Loan Sublimit or one or more of the contractually committed credit facilities described in clause (c) or clause (e) above.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) an L/C Credit Extension and (b) a Borrowing.

“Debt” means, at any time for the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (except as provided below in this definition), without duplication, all of the following:

(a)	all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)	all fixed or contingent obligations arising under or in respect of letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)	net obligations under any Swap Contract (excluding net obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes, so long as such net obligations are not due and owing at the time in question);

(d)	all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)	all obligations (excluding (i) prepaid interest thereon and (ii) net obligations under Swap Contracts, to the extent excluded under clause (c) of this definition) secured by a Lien on property owned or being purchased, whether or not such indebtedness shall have been assumed or is limited in recourse;

(f)	all Attributable Debt in respect of Capital Leases;

(g)	all obligations in respect of capital stock that is mandatorily redeemable at the option of the holder thereof prior to the third anniversary of the Closing Date; and

(h)	all Guarantees in respect of any of the foregoing;

provided that Debt shall not include (i) Operating Debt (other than as set forth in the following proviso, and for purposes of the definition of Non-Operating Debt, Section 7.02, Section 8.01(e), and Section 9.10), (ii) obligations under or in respect of insurance, reinsurance or annuity contracts and (iii) obligations in respect of Hybrid Securities (other than for purposes of Section 7.02, Section 8.01(e), and Section 9.10) but only to the extent that the Hybrid Securities Amount that is not included as Debt does not exceed 15% of Total Capitalization; provided further, that all obligations of the Borrower under this Agreement and the Term Loan Agreement (other than obligations in respect of undrawn Letters of Credit) shall be included in determining Debt and any Debt of the Borrower owing to any Subsidiary in an amount, in the aggregate, up to $500,000,000 shall be included in determining Debt even if such Debt would otherwise be eliminated in consolidation. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

“Debt Ratings” has the meaning specified in the definition of “Applicable Rate.”

“Debt Securities” means any notes, bonds, debentures, or other similar evidence of Debt for borrowed money or any other term loan Debt, including Debt to Affiliates that are not Subsidiaries of the Borrower, but excluding (a) the Obligations and any Debt arising under the Term Loan Agreement, (b) Debt that is subordinated in right of payment to the Obligations, (c) other Debt by and among the Borrower and any of its Subsidiaries and (d) borrowings by registered mutual funds and alternative investment vehicles that are recourse only to such fund or vehicle or pursuant to a capital call line of credit facility that provides recourse to undrawn capital commitments of investors in such fund or vehicle.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to any of the Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender and each other Lender promptly following such determination.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and 10.06(b)(v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or Section 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Agreement dated as of May 4, 2010, among the Borrower, certain subsidiaries of the Borrower, certain financial institutions and ING Bank N.V., London Branch, as administrative agent, as amended, amended and restated, modified or replaced from time to time.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” mean the Bank of America Agency Fee Letter, the MLPFS/Citigroup Fee Letter, the ING Fee Letter and the JPM Fee Letter.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronted Letter of Credit” means any Letter of Credit which is issued by the Fronting L/C Issuer pursuant to Section 2.01(a), substantially in the form of Exhibit H-1 (with such changes thereto as are acceptable to the Borrower), or if the Borrower and the Fronting L/C Issuer agree, another form reasonably acceptable to the Borrower and the Fronting L/C Issuer.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Fronting L/C Issuer or any Limited Fronting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Fronted Letters of Credit or Several Letters of Credit, as applicable, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting L/C Issuer” means Bank of America in its capacity as an issuer of Fronted Letters of Credit, or any successor in such capacity.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Guarantee Agreement” shall mean the General Guarantee Agreement, dated April 17, 2012, and made by the Guarantor in favor of the Holders (as defined therein) with respect to the Obligations (as defined therein).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means Lion Connecticut Holdings Inc., a Connecticut corporation.

“Guaranty” means the Guaranty made by the Guarantor in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.

“Hybrid Securities” means, at any time, trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities issued by the Borrower or any Subsidiary that is accorded at least some equity treatment by S&P at the time of issuance thereof.

“Hybrid Securities Amount” means, with respect to any Hybrid Securities, the principal amount (which principal amount may be a portion of the aggregate principal amount) of such Hybrid Securities that is accorded equity treatment by S&P at the time of issuance thereof.

“Increase Effective Date” has the meaning specified in Section 2.14(e).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“ING Fee Letter” means that certain letter agreement dated as of March 6, 2012, between the Borrower and ING Bank N.V., London Branch.

“Insurance Subsidiary” means any (a) Subsidiary that is licensed to engage in the business of insurance or reinsurance by any Governmental Authority; and (b) any direct or indirect Subsidiary of such a Subsidiary.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Commitment Termination Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Commitment Termination Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or such other period that is twelve months or less if consented to by all of the Lenders) thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and Date.

(iii) no Interest Period shall extend beyond the Commitment Termination Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Applicant or in favor of the Fronting L/C Issuer or the Several L/C Agent, as applicable, and relating to any such Letter of Credit.

“JPM Fee Letter” means that certain letter agreement dated as of March 6, 2012, between the Borrower and J.P. Morgan Securities LLC.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Fronting L/C Issuer, the Several L/C Agent, each Limited Fronting Lender, and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, substantially in the form of Exhibit H-1 or Exhibit H-2 (with such changes thereto as are acceptable to the Borrower), or if the Borrower, the Fronting L/C Issuer or the Several L/C Agent (as applicable) otherwise agree, another form reasonably acceptable to the Borrower, the Fronting L/C Issuer or the Several L/C Agent, as applicable.

“Letter of Credit Application” means an application and agreement for the issuance of a Letter of Credit, substantially in the form of Exhibit I.

“Letter of Credit Amendment Application” means an application and agreement for the amendment of a Letter of Credit, substantially in the form of Exhibit J.

“Letter of Credit Fee” has the meaning specified in Section 2.01(11).

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). Solely for the avoidance of doubt, the filing of a Uniform Commercial Code financing statement that is a protective lease filing in respect of an Operating Lease that does not constitute a security interest in leased property or otherwise give rise to a Lien does not constitute a Lien solely on account of being filed in a public office.

“Limited Fronting Lender” means, (a) as provided in Section 2.01(a)(vi), (i) Bank of America (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) or (ii) any other Lender (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) that agrees that it shall be an issuer with respect to any Affected Lender’s Applicable Percentage of a particular Several Letter of Credit, or (b) as provided in Section 2.17, (i) Bank of America or (ii) any other Lender that is a NAIC Approved Bank and that agrees that it shall be an issuer with respect to any Non-NAIC Approved Bank’s Applicable Percentage of Several Letters of Credit issued during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank. For the avoidance of doubt, no Lender other than Bank of America shall be required to be a Limited Fronting Lender.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, the Guaranty, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, and the Fee Letters.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“Material Adverse Effect” means (a) a material adverse effect upon the operations, business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Maximum Rate” has the meaning specified in Section 10.09.

“MLPFS/Citigroup Fee Letter” means that certain letter agreement dated as of March 6, 2012, among the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“NAIC Approved Bank” means, as of any date of determination, any Lender that is listed on the most current “Bank List” of banks approved by the NAIC; provided that if such Lender is a Foreign Lender, such Lender is acting through the United States branch of such Lender listed on such “Bank List”.

“Net Cash Proceeds” means, with respect to the issuance or incurrence of any Debt Securities by the Borrower or any of its Subsidiaries or with respect to any sale, transfer, lease or other disposition described in Section 7.04, the excess of (a) the sum of the cash received in connection with such transaction over (b) the underwriting or placement discounts and commissions or financial advisory fees, if any, and other reasonable and customary out-of-pocket fees, costs, expenses and taxes, incurred by the Borrower or such Subsidiary in connection therewith.

“Net Income” means, for any period, for the Borrower and its Subsidiaries, the consolidated net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided, however, that there shall be excluded from the calculation of “Net Income” any effects resulting from (a) accumulated other comprehensive income, (b) all noncontrolling interests (as determined in accordance with the Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”), (c) the application of FASB ASC 815 to derivative or hedge transactions entered into with respect to statutory reserves relating to closed block variable annuity contracts, and the related tax impact and (d) the change in fair value of any liability due to non-performance risk in accordance with FASB ASC 820, and the related tax impact.

“Net Worth” means, as of any date of determination, the consolidated shareholders’ equity of the Borrower and its Subsidiaries on that date; provided, however, that there shall be excluded from the calculation of “Net Worth” any effects resulting from (a) accumulated other comprehensive income, (b) all noncontrolling interests (as determined in accordance with the

Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”), (c) the application of FASB ASC 815 to derivative or hedge transactions entered into with respect to statutory reserves relating to closed block variable annuity contracts, and the related tax impact and (d) the change in fair value of any liability due to non-performance risk in accordance with FASB ASC 820, and the related tax impact.

“Non-Extension Notice Date” has the meaning specified in Section 2.01(b)(v).

“Non-NAIC Approved Bank” means, at any time, any Lender that is not a NAIC Approved Bank.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Operating Debt” of any Person shall mean, all Debt (other than Operating Debt) of such Person.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or the Guarantor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or the Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Debt” of any Person shall mean, without duplication, any Debt or other obligations of such Person (a) in respect of AXXX, XXX and other similar insurance reserve requirements, (b) incurred in connection with repurchase agreements and securities lending, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar insurance reserve requirements, (d) to the extent the proceeds of which are used to fund discrete customer-related assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of such Person and its subsidiaries being called upon to make such principal and interest payments, (e) excluded from financial leverage by both S&P and Moody’s in their evaluation of such Person, (f) in respect of letters of credit (other than the Letters of Credit) issued on behalf of any Subsidiary for insurance regulatory or reinsurance purposes, (g) that is consolidated on the balance sheet of such Person as a “Variable Interest Entity” under ASC 810 (or any successor interpretations or amendments thereto) or (h) that is owed to a Federal Home Loan Bank.

“Operating Lease” of any Person means any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such person as lessee which is not a Capital Lease, as determined in accordance with GAAP as in effect on the date hereof.

“Operating Subsidiary” means any Subsidiary that is actively engaged in the conduct of business, including any Subsidiary referred to in clause (a) of the definition of Insurance Subsidiary, and any direct or indirect parent company of such Subsidiary that is itself a Subsidiary. For the avoidance of doubt, no captive Subsidiary established for the purpose of reinsuring redundant reserve liabilities or Security Life of Denver International Limited will be deemed to be an Operating Subsidiary.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating L/C Issuer” means, from time to time with respect to each Several Letter of Credit, each Affected Lender or Non-NAIC Approved Bank, as applicable, for whose Applicable Percentage a Limited Fronting Lender has agreed to be liable as an issuer.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Public Lender” has the meaning specified in Section 6.02.

“Recipient” means the Administrative Agent, any Lender, the Fronting L/C Issuer, the Several L/C Agent or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, if, at any time, any Lender that is an Affiliate of the Borrower has Total Credit Exposure representing more than 20% of the Total Credit Exposures of all Lenders, then such Lender shall be deemed to have Total Credit Exposure of 20% of the Total Credit Exposures of all Lenders and all other Lenders shall be deemed in the aggregate to have 80% of the Total Credit Exposures of all Lenders calculated on a pro-rata basis with appropriate adjustment to the denominator. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the Fronting L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or any vice president of the Borrower or the Guarantor, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower or the Guarantor, as applicable, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower or the Guarantor, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower or the Guarantor, as applicable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other ownership interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other ownership interest, or on account of any return of capital to the Borrower’s shareholders.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of (a) its outstanding Committed Loans and (b) its participations in L/C Obligations and Swing Line Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“SAP” means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Several L/C Agent” means Bank of America, in its capacity as agent and attorney-in-fact for the Lenders in issuing, extending and amending Several Letters of Credit, or any successor in such capacity.

“Several Letter of Credit” means any Letter of Credit issued severally by the Lenders, substantially in the form of Exhibit H-2 (with such changes thereto as are acceptable to the Borrower), or if the Borrower and the Several L/C Agent agree, another form reasonably acceptable to the Borrower and the Several L/C Agent.

“Statutory Statement” means a statement of the condition and affairs of an Insurance Subsidiary, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority or the NAIC.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Committed Loan Sublimit. The Swing Line Sublimit is part of, and not in addition to, the Committed Loan Sublimit.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of the date hereof, by and among the Borrower, as borrower, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto.

“Threshold Amount” means $200,000,000.

“Total Capitalization” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Worth, plus (b) Debt plus (c) the aggregate Hybrid Securities Amount (but only to the extent that such Hybrid Securities Amount is not included in Debt at such time).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.01(c)(i) and (ii).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,”

“includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (each change, an “Accounting Change”) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, in either case within 30 days after delivery of the financial statements by the Borrower immediately following such Accounting Change, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such Accounting Change and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II.

The Commitments and Credit Extensions

2.01 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the Fronting L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.01, (1) from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date, to issue Fronted Letters of Credit for the account of the Borrower or any Subsidiary, and to amend or extend Fronted Letters of Credit previously issued by it, and (2) to honor drawings under the Fronted Letters of Credit; (B) each Lender agrees, through the Several L/C Agent, (1) from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date, to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of the Borrower or any Subsidiary in such Lender’s Applicable Percentage of the aggregate stated amounts of such Several Letters of Credit, and to amend or extend Several Letters of Credit previously issued by it, and (2) to honor severally, and for itself alone, drawings under the Several Letters of Credit in an amount equal to its Applicable Percentage of such drawings; (C) the Lenders severally agree to participate in Fronted Letters of Credit issued for the account of the Borrower or any Subsidiary and any drawings thereunder in accordance with their Applicable Percentages; (D) with respect to any Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer under any Several Letter of Credit to be issued pursuant hereto, each Limited Fronting Lender, in reliance upon the agreements of such Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer set forth in this Section 2.01, agrees to issue through the Several L/C Agent, in addition to or as a part of the Several Letters of Credit it has agreed to issue on its own behalf, severally any such Several Letter of Credit, for the account of the Borrower or any Subsidiary, in an amount equal to such Affected Lender’s or Non-NAIC Approved Bank’s, as applicable, Applicable Percentage of the stated amount of such Several Letter of Credit, and to amend or extend each such Several Letter of Credit previously issued by it as a Limited Fronting Lender for such Participating L/C Issuer; and (E) with respect to any Several Letter of Credit issued by a Limited Fronting Lender pursuant to clause (D) preceding, each applicable Affected Lender or Non-NAIC Approved Bank, as applicable, agrees to purchase participations in the obligations of such Limited Fronting Lender under such Several Letter of Credit in an amount equal to all of the credit exposure of such Limited Fronting Lender (solely in its capacity as a Limited Fronting Lender for such Affected Lender or Non-NAIC Approved Bank, as applicable) under such Several Letter of Credit; provided that after giving effect to any L/C Credit Extension, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment (except as provided in clauses (A), (D) and (E), as applicable, above for the Fronting L/C Issuer or a Limited Fronting Lender) and (z) the aggregate stated amount of Fronted Letters of Credit shall not exceed $500,000,000 at any time (for the avoidance of doubt, no Several Letter of Credit with respect to which any Lender is acting as a Limited Fronting Lender or a Confirming Bank shall be deemed to be a Fronted Letter of Credit for this purpose). Each request by the Borrower or any Subsidiary for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in this Agreement. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) Neither the Fronting L/C Issuer, the Several L/C Agent nor the Lenders, as applicable, shall issue any Letter of Credit, if:

(A) subject to Section 2.01(b)(v), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur more than twelve months after the Commitment Termination Date, unless all the Lenders have approved such expiry date.

(iii) Neither the Fronting L/C Issuer, the Several L/C Agent nor the Lenders, as applicable, shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender from issuing such Letter of Credit, or any Law applicable to the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender shall prohibit, or request that the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender any unreimbursed loss, cost or expense that was not applicable on the Closing Date and which the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Fronting L/C Issuer, the Several L/C Agent or, if the Administrative Agent has been notified thereof by such Lender, any Lender applicable to letters of credit generally;

(C) except as otherwise agreed by the Fronting L/C Issuer or the Several L/C Agent, as applicable, such Letter of Credit is in an initial stated amount less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) after issuance of such Letter of Credit, more than 25 Letters of Credit would be outstanding unless the Borrower, the Fronting L/C Issuer and the Several L/C Agent otherwise agree;

(F) if such Letter of Credit is a Fronted Letter of Credit or a Several Letter of Credit in respect of which there is a Limited Fronting Lender, any Lender is at that time a Defaulting Lender, unless the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, with the Borrower or such Lender to eliminate the Fronting L/C Issuer’s or the applicable Limited Fronting Lender’s, as applicable, actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit or such Letter of Credit and all other L/C Obligations as to which the Fronting L/C Issuer or the applicable Limited Fronting Lender, as applicable, has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) Neither the Fronting L/C Issuer, the Several L/C Agent nor any Lender, as applicable, shall amend or extend any Letter of Credit if it would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) Neither the Fronting L/C Issuer, the Several L/C Agent nor any Lender, as applicable, shall be under any obligation to amend any Letter of Credit if (A) the Fronting L/C Issuer, the Several L/C Agent or such Lender, as applicable, would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each Lender shall promptly notify the Administrative Agent (which shall in turn notify the Several L/C Agent and the Borrower) upon becoming an Affected Lender with respect to a particular Several Letter of Credit. In the absence of receipt by the Administrative Agent of such notice by a Lender that it has become an Affected Lender with respect to a particular Several Letter of Credit, it shall be conclusively presumed by the Administrative Agent and the Several L/C Agent that such Lender is not an Affected Lender with respect to such Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, such notice shall not be effective as a like notice with respect to any other Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, upon the Borrower’s request (A) Bank of America will act as the Limited Fronting Lender for such Affected Lender with respect to such Several Letter of

Credit, or (B) another Lender may agree (in its sole discretion) to act as the Limited Fronting Lender for such Affected Lender with respect to such Several Letter of Credit upon such terms and conditions as such Affected Lender and such other Lender may agree.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Applicant delivered to (A) the Fronting L/C Issuer, in the case of Fronted Letters of Credit, (B) the Several L/C Agent, in the case of Several Letters of Credit, and (C) the Administrative Agent, in each case, in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Applicant. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Fronting L/C Issuer, the Several L/C Agent or the Administrative Agent, as applicable, by personal delivery or by any other means acceptable to the Fronting L/C Issuer, the Several L/C Agent or the Administrative Agent, as applicable. Such Letter of Credit Application must be received by the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Administrative Agent (A) in the case of a Fronted Letter of Credit, not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment (or such later date and time as the Administrative Agent and the Fronting L/C Issuer may agree in a particular instance in their sole discretion), and (B) in the case of a Several Letter of Credit, not later than 11:00 a.m. at least three Business Days prior to the proposed issuance date or date of amendment (or such later date and time as the Administrative Agent and the Several L/C Agent may agree in a particular instance in their sole discretion). In the case of a request for an initial issuance of a Letter of Credit, the Borrower shall submit a Letter of Credit Application. In the case of a request for an amendment of any outstanding Letter of Credit, the Borrower shall submit a Letter of Credit Amendment Application.

(ii) Promptly after receipt of any Letter of Credit Application or Letter of Credit Amendment Application, the Fronting L/C Issuer or Several L/C Agent, as applicable, will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application or Letter of Credit Amendment Application from the Applicant and, if not, the Fronting L/C Issuer or Several L/C Agent, as applicable, will provide the Administrative Agent with a copy thereof. Promptly thereafter the Administrative Agent will provide each Lender with a copy thereof. Unless the Fronting L/C Issuer or Several L/C Agent, as applicable, has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that such Letter of Credit is not permitted to be issued hereunder or that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the Fronting

L/C Issuer or Several L/C Agent, as applicable, shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Fronting L/C Issuer’s or Several L/C Agent’s, as applicable, usual and customary business practices.

(iii) The Several L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Lender and to otherwise act on behalf of each Lender with respect to each Several Letter of Credit as provided herein. The Several L/C Agent shall use the Applicable Percentage of each Lender as its “Percentage Obligation” (or equivalent term) under each Several Letter of Credit; provided that the applicable Limited Fronting Lender, in its capacity as such, shall, in addition to its own “Percentage Obligation” as a Lender, have a “Percentage Obligation” (or equivalent term) equal to the Applicable Percentage of each Participating L/C Issuer for which such Limited Fronting Lender serves in such capacity under such Several Letter of Credit. The Several L/C Agent is hereby authorized by the Lenders to amend a Several Letter of Credit to change the “Percentage Obligation” (or equivalent term) of a Lender or to add or delete a Lender liable thereunder in connection with an assignment or any other addition or replacement of a Lender in accordance with the terms of this Agreement. In the event a Lender becomes a Participating L/C Issuer or ceases to be a Participating L/C Issuer, the Several L/C Agent is hereby authorized by the Lenders to amend each Several Letter of Credit to reflect such change in status and to change the “Percentage Obligation” (or equivalent term) of the applicable Limited Fronting Lender, as the case may be. Each Lender hereby irrevocably constitutes and appoints the Several L/C Agent its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the Several L/C Agent for the limited purpose of issuing, executing and delivering, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and for carrying out the purposes of this Agreement with respect to Several Letters of Credit, each as provided herein.

(iv) It is the intention and agreement of the Administrative Agent, the Lenders and the Several L/C Agent that (A) except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders), the rights and obligations of the Lenders in respect of outstanding Several Letters of Credit shall be determined in accordance with the Applicable Percentages of the Lenders from time to time in effect and (B) outstanding Several Letters of Credit shall be promptly amended to reflect any changes in the Applicable Percentages of the Lenders, whether arising in connection with an assignment pursuant to Section 10.06, an increase of the Aggregate Commitments pursuant to Section 2.14, or any other event or circumstance resulting in a change in the Applicable Percentages of the Lenders under this Agreement. However, it is acknowledged by the Administrative Agent, the Lenders and the Several L/C Agent that amendments of outstanding Several Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Several

Letters of Credit. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby, the Lenders agree that they shall purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Lenders of drawings under Several Letters of Credit and payments by the Borrowers of Unreimbursed Amounts and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders and Defaulting Lenders), in each case shared by the Lenders in accordance with the Applicable Percentages of the Lenders from time to time in effect.

(v) If the Applicant so requests in any applicable Letter of Credit Application, the Fronting L/C Issuer or the Several L/C Agent (on behalf of the Lenders), as applicable, may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Fronting L/C Issuer or the Several L/C Agent, as applicable, to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelvemonth period to be agreed upon at the time such Letter of Credit is issued, which shall be not later than 30 days prior to the then effective expiration date (the “Non-Extension Notice Date”). Unless otherwise directed by the Fronting L/C Issuer or the Several L/C Agent, as applicable, the Applicant shall not be required to make a specific request to the Fronting L/C Issuer or the Several L/C Agent, as applicable, for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Fronting L/C Issuer or the Several L/C Agent, as applicable, to permit the extension of such Letter of Credit at any time to an expiry date not later than twelve months from the then existing expiry date and in any event not later than twelve months after the Commitment Termination Date; provided, however, that the Fronting L/C Issuer or the Several L/C Agent, as applicable, shall not permit any such extension if (A) the Fronting L/C Issuer or the Several L/C Agent, as applicable, has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Fronting L/C Issuer or the Several L/C Agent, as applicable, not to permit such extension.

(vi) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Fronting L/C Issuer or the Several L/C Agent, as applicable, will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Fronted Letter of Credit of any notice of a drawing under such Fronted Letter of Credit, the Fronting L/C Issuer shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and the Lenders of the date (the “Honor Date”) on which the Fronting L/C Issuer anticipates that payment of such drawing will be made. Not later than 2:00 p.m. on the Business Day immediately following the Honor Date, so long as the Borrower has received notice of such payment from the Fronting L/C Issuer or the Administrative Agent by 10:00 a.m. on such Honor Date and, otherwise, not later than 2:00 p.m. on the second Business Day immediately following the Honor Date (each such date, a “Letter of Credit Reimbursement Date”), the Borrower shall reimburse the Fronting L/C Issuer through the Administrative Agent an amount equal to the amount of such drawing (such amount, the “Unreimbursed Amount”). If the Borrower fails to make such reimbursement by the required time and if such Unreimbursed Amount is not repaid on the date the required time occurs through a Borrowing of Base Rate Loans in accordance with clause (ii) below, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Lender’s Applicable Percentage thereof. Each Lender shall, upon any notice pursuant to this Section 2.01(c)(i), in purchase of its participation in such Unreimbursed Amount, make funds available to the Administrative Agent for the account of the Fronting L/C Issuer at the Administrative Agent’s Office in an amount equal to such Lender’s Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, which notice shall be given not later than 10:00 a.m. on the Business Day specified. If any Defaulting Lender shall fail to make such funds available, any Cash Collateral delivered on account of such Defaulting Lender for such Fronted Letter of Credit shall be applied by the Administrative Agent to the reimbursement of the Fronting L/C Issuer as required hereunder. The Administrative Agent shall remit the funds so received or applied to the Fronting L/C Issuer. Any notice given by the Fronting L/C Issuer or the Administrative Agent pursuant to this Section 2.01(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Upon receipt from the beneficiary of any Several Letter of Credit of any notice of a drawing under such Several Letter of Credit, the Several L/C Agent shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower and the Lenders, of the date (also, the “Honor Date”) on which the Several L/C Agent anticipates that payment of such drawing will be made, which notice shall be given not later than 2:00 p.m. on the Business Day immediately preceding the Honor Date. Not later than 10:00 a.m.

on the Honor Date and without further notice or demand by the Several L/C Agent or the Administrative Agent, (A) each Lender (including each Limited Fronting Lender) shall make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its Applicable Percentage (and, in the case of each Limited Fronting Lender, the Applicable Percentage of each applicable Participating L/C Issuer) of the drawing under such Several Letter of Credit and, (B) in the event a Limited Fronting Lender pays the Applicable Percentage of a Participating L/C Issuer, such Participating L/C Issuer shall pay such Applicable Percentage to such Limited Fronting Lender in purchase of its participation in such payment. Not later than 2:00 p.m. on the Business Day immediately following the Honor Date, so long as the Borrower has received notice of payment under such Several Letter of Credit from the Several L/C Agent or the Administrative Agent by 10:00 a.m. on the Honor Date and, otherwise, not later than 2:00 p.m. on the second Business Day immediately following the Honor Date (each such date, also a “Letter of Credit Reimbursement Date”), the Borrower shall pay to the Lenders through the Administrative Agent an amount equal to the amount of such drawing (such amount, also the “Unreimbursed Amount”). Any notice given by the Several L/C Agent or the Administrative Agent pursuant to this Section 2.01(c)(ii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii) In the event the Borrower fails to pay any Unreimbursed Amount as required by clause (i) or (ii) above, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Business Day such Unreimbursed Amount is due in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Each Borrowing made pursuant to this Section 2.01(c)(iii) shall be applied by the Administrative Agent to pay the related Unreimbursed Amount.

(iv) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, such Unreimbursed Amount (together with interest) shall be immediately due and payable by the Borrower without further demand.

(v) Any Unreimbursed Amount that is not paid by the Borrower by 2:00 p.m. on the Honor Date shall bear interest from the Honor Date to the applicable Letter of Credit Reimbursement Date at a rate equal to the Base Rate plus the Applicable Rate for Base Rate Loans. If an Unreimbursed Amount is not paid by the Borrower by 2:00 p.m. on the applicable Letter of Credit Reimbursement Date (whether through a Borrowing of Base Rate Loans or otherwise), each Unreimbursed Amount shall bear interest from the applicable Letter of Credit Reimbursement Date to the date that such Unreimbursed Amount is paid by the Borrower (whether through a Borrowing of Base Rate Loans or otherwise) at a rate equal to the Base Rate plus the Applicable Rate for Base Rate Loans plus 2% per annum.

(vi) Until each Lender funds its obligation pursuant to this Section 2.01(c), interest in respect of such Lender’s Applicable Percentage of each Unreimbursed Amount shall be solely for the account of the Fronting L/C Issuer or the Several L/C Agent (if the Several L/C Agent has funded on behalf of such Lender, as provided in Section 2.01(c)(viii)), as applicable.

(vii) Each Lender’s obligation to fund its obligations pursuant to this Section 2.01(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Fronting L/C Issuer or the Several L/C Agent, as applicable, the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.01(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such funding by any Lender shall relieve or otherwise impair the obligation of the Borrower to pay each Unreimbursed Amount, together with interest as provided herein.

(viii) If any Lender fails to make available to the Administrative Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(c) by the time specified in Section 2.01(c)(i) or 2.01(c)(ii), as applicable, the Fronting L/C Issuer or the Several L/C Agent (to the extent that the Several L/C Agent shall have funded such amount on behalf of such Lender, it being understood and agreed that the Several L/C Agent shall have no obligation or liability to fund any amount under any Several Letter of Credit other than in its capacity as a Lender), as applicable, shall, through the Administrative Agent, be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. A certificate of the Administrative Agent with respect to any amounts owing under this clause (viii) shall be conclusive absent manifest error.

(d) Repayment of Fundings.

(i) If after any Lender (including any Limited Fronting Lender) has funded its obligation under Section 2.01(c) in respect of any drawing under any

Letter of Credit, the Administrative Agent receives any payment (including any payment of interest) in respect of the related Unreimbursed Amount (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), then the Administrative Agent will distribute to such Lender its Applicable Percentage (or applicable share as provided herein) thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s funding was outstanding) in the same funds as those received by the Administrative Agent. If any Lender has not funded its obligation as aforesaid, such Lender’s Applicable Percentage (or other applicable share as provided herein) of such payment shall be paid to the Fronting L/C Issuer or the Several L/C Agent (if the Several L/C Agent shall have funded on behalf of such Lender, as provided in Section 2.01(c)(viii)), as applicable.

(ii) If any payment made by the Administrative Agent to the Lenders pursuant to Section 2.01(d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement), each Lender shall pay to the Administrative Agent its Applicable Percentage (or other applicable share as provided herein) thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to pay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Fronting L/C Issuer, the Several L/C Agent, any Lender, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the Fronting L/C Issuer, the Several L/C Agent or any Lender, as applicable, of any requirement that exists for the Fronting L/C Issuer’s, the Several L/C Agent’s, or such Lender’s, as applicable, protection and not the protection of the Borrower or any waiver by the Fronting L/C Issuer, the Several L/C Agent or any Lender, as applicable, which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the Fronting L/C Issuer, the Several L/C Agent or any Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP;

(vii) any payment by the Fronting L/C Issuer or the Lenders under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by the Fronting L/C Issuer or the Lenders, as applicable, under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any Letter of Credit having a Subsidiary of the Borrower as an Applicant; or

(ix) any other circumstance or happening whatsoever, including any failure of the Borrower to receive notice of any Honor Date, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower and any other Applicant shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by the Borrower and such Applicant that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s or such Applicant’s instructions or other irregularity, the Borrower or such Applicant will notify the Fronting L/C Issuer (with respect to Fronted Letters of Credit) or the Several L/C Agent (with respect to Several Letters of Credit) within two Business Days of receipt of such Letter of Credit or amendment. The Borrower and such Applicant shall be conclusively deemed to have waived any such claim against the Fronting L/C Issuer, the Several L/C Agent or the Lenders, as applicable, unless such notice is given as aforesaid.

(f) Role of Fronting L/C Issuer, Several L/C Agent and Limited Fronting Lender. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, neither the Fronting L/C Issuer, the Several L/C Agent nor any Limited Fronting Lender shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Fronting L/C Issuer, the Several L/C Agent nor any Limited Fronting Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Issuer Document. Each of the Borrower and any other Applicant hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.01(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower (or any other applicable Applicant) may have a claim against the Fronting L/C Issuer or the Several L/C Agent, as applicable, and Fronting L/C Issuer or the Several L/C Agent, as applicable, may be liable to the Borrower or such Applicant, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower or such Applicant which the Borrower or such Applicant proves were caused primarily by the Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, gross negligence or willful misconduct or the Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Fronting L/C Issuer or the Several L/C Agent, as applicable, may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender, as applicable, shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Fronting L/C Issuer or the Several L/C Agent, as applicable, may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society of Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP or UCP. Unless otherwise expressly agreed by the Fronting L/C Issuer or the Several L/C Agent, as applicable, and the Borrower when a

Letter of Credit is issued, the rules of the ISP or UCP (as chosen by the Borrower) shall apply to each Letter of Credit. Notwithstanding the foregoing, the Fronting L/C Issuer or the Several L/C Agent, as applicable, shall not be responsible to the Borrower for, and the Fronting L/C Issuer’s or the Several L/C Agent’s, as applicable, rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Fronting L/C Issuer or the Several L/C Agent, as applicable, required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Fronting L/C Issuer or the Several L/C Agent, as applicable, or the beneficiary is located or the practice stated in the ISP or the UCP, as applicable.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued equal to the Applicable Rate (converted to a daily rate) times the daily maximum amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Commitment Termination Date, on the date that is twelve months after the Commitment Termination Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges. The Borrower shall pay directly to the Fronting L/C Issuer for its own account a fronting fee with respect to each Fronted Letter of Credit, at the rate per annum specified in the Bank of America Agency Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Commitment Termination Date, on the date that is twelve months after the Commitment Termination Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the Fronting L/C Issuer or the Several L/C Agent, as applicable, for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Fronting L/C Issuer or the Several L/C Agent, as applicable, relating to each Letter of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. In respect of any period that, pursuant to Section 2.01(a)(vi) or Section 2.17, Bank of America acts as a Limited Fronting Lender or as a Confirming Bank for any Lender that becomes an Affected Lender or a Non-NAIC Approved Bank, as applicable, the Letter of Credit Fee payable to such Lender shall be reduced by 0.25% per annum (or such lesser percentage as Bank of America may agree) and Bank of America shall receive the amount of such reduction from each Borrower for its own account as a fronting fee or confirmation fee, as applicable. In the event that, pursuant to Section 2.01(a)(vi) or Section 2.17, any other Lender agrees to act as a Limited Fronting Lender or Confirming Bank for any Lender that becomes an Affected Lender or a Non-NAIC Approved Bank, such other Lender shall receive such compensation therefor as such Affected Lender or Non-NAIC Approved Bank and such other Lender may agree.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to pay each Unreimbursed Amount and accrued interest thereon with respect to each Letter of Credit that is issued and outstanding hereunder. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of its Subsidiaries.

2.02 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Outstanding Amount of Committed Loans shall not exceed the Committed Loan Sublimit, (ii) the Total Outstandings shall not exceed the Aggregate Commitments, and (iii) each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.02, prepay under Section 2.05, and reborrow under this Section 2.02. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.03 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.01(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Obligations outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Obligations, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Outstanding Amount of Swing Line Loans shall not exceed the Swing Line Sublimit, (ii) the Total Outstandings shall not exceed the Aggregate Commitments, (iii) the aggregate Outstanding Amount of Swing Line Loans, plus the Swing Line Lender’s Applicable Percentage of the Outstanding Amount of all Committed Loans and L/C Obligations shall not exceed the Commitment of the Swing Line Lender, and (iv) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the

Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may in its sole discretion, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of such Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders severally fund its risk participation in the relevant Swing Line Loan in an amount equal to its Applicable Percentage of such Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the applicable Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect (including pursuant to Section 7.04), the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect. If for any reason the Outstanding Amount of Committed Loans at any time exceeds the Committed Loan Sublimit then in effect (including pursuant to Section 7.04), the Borrower shall immediately prepay the Committed Loans in an aggregate amount equal to such excess. If for any reason the Outstanding Amount of Swing Line Loans at any time exceeds the Swing Line Sublimit then in effect (including pursuant to Section 7.04), the Borrower shall immediately prepay the Swing Line Loans in an aggregate amount equal to such excess.

(d) In the event that the Borrower or any of its Subsidiaries issues or incurs any Debt Securities, the Borrower shall, within three (3) Business Days of the actual receipt of the Net Cash Proceeds from the issuance or incurrence of such Debt Securities, prepay any outstanding Committed Loans in an amount equal to fifty percent (50%) of such Net Cash Proceeds. For the avoidance of doubt, no such prepayment shall be required if no Committed Loans are then outstanding. To the extent any portion of such Net Cash Proceeds remain after such prepayment, then the Borrower shall concurrently therewith prepay the Debt outstanding under the Term Loan Agreement in accordance with the terms thereof.

2.06 Termination or Reduction of Commitments.

(a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Committed Loan Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding the termination of the Aggregate Commitments, this Agreement shall not terminate, and the obligations of the Borrowers under this Agreement shall continue, until all Letters of Credit have expired, been replaced or been terminated and each Unreimbursed Amount and all interest, fees and other amounts payable hereunder have been paid in full.

(b) In the event that the Borrower or any of its Subsidiaries issues or incurs any Debt Securities, the Committed Loan Sublimit shall, concurrently with each such issuance or incurrence, be automatically reduced by an amount equal to fifty percent (50%) of the face amount of such Debt Securities until the amount of the Committed Loan Sublimit is equal to $750,000,000. For the avoidance of doubt, no such reduction shall occur if the Committed Loan Sublimit does not exceed $750,000,000 at the time of any such issuance or incurrence of Debt Securities.

2.07 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Commitment Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Commitment Termination Date.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that upon the occurrence of an Event of Default under Sections 8.01(a) or (h), the outstanding Obligations hereunder shall automatically accrue interest at the Default Rate to the fullest extent permitted by applicable Laws.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.01:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Citigroup Global Markets Inc. for their own respective accounts fees in the amounts and at the times specified in the MLPFS/Citigroup Fee Letter. The Borrower shall pay to Bank of America for its own account fees in the amounts and at the times specified in the Bank of America Agency Fee Letter. The Borrower shall pay to ING Bank N.V., London Branch for its own account fees in the amounts and at the times specified in the ING Fee Letter. The Borrower shall pay to J.P. Morgan Securities LLC for its own account fees in the amounts and at the times specified in the JPM Fee Letter. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions (and the L/C Obligations arising therefrom) made or participated in by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions (and the L/C Obligations arising therefrom) made or participated in by the Lenders and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Clawback.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.03) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative

Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Fronting L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Fronting L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Fronting L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Fronting L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to honor drawing under, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such drawing or participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and except for Limited Fronting Lenders with respect to Several Letters of Credit they have issued on behalf of Affected Lenders or Non-NAIC Approved Banks, no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to honor a drawing or to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or other funding obligation in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it (whether as in issuer or as a participant) or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and participations in L/C Obligations (whether as in issuer or as a participant) and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower and the Guarantor consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and the Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Guarantor in the amount of such participation.

2.14 Increase in Commitments.

(a) Request for Increase. Provided no Event of Default then exists, upon notice to the Administrative Agent (which shall promptly notify such of the Lenders as the Administrative Agent and the Borrower shall designate), the Borrower may, from time to time, request an increase in the Aggregate Commitments by an amount not exceeding $1,000,000,000 in the aggregate; provided that any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each designated Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the designated Lenders).

(b) Committed Loan Sublimit Increase. The Committed Loan Sublimit shall not be increased in conjunction with any such increase in the Aggregate Commitments.

(c) Lender Elections to Increase. Each designated Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any designated Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(d) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

(e) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Borrower (in consultation with the Administrative Agent) shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower, the Lenders and any party to become a Lender on the Increase Effective Date of the final allocation of such increase and the Increase Effective Date. The Administrative Agent is authorized and directed to amend and distribute to the Lenders, including any party becoming a Lender on the Increase Effective Date, a revised Schedule 2.01 that gives effect to the increase and the allocation among the Lenders.

(f) Conditions to Effectiveness of Increase. The Borrower shall prepay or, if reasonably practicable, the Administrative Agent shall reallocate, any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.14. In addition, any funded participations in L/C Obligations or Swing Line Loans shall, to the extent reasonably practicable, be allocated among the Lenders so that such funded participations are held ratably by the Lenders in accordance with any revised Applicable Percentages.

(g) Conflicting Provisions. This Section shall supersede any provisions any Section 2.13 or 10.01 to the contrary.

2.15 Cash Collateral.

(a) Certain Credit Support Events. If (i) the Fronting L/C Issuer has honored any full or partial drawing request under any Fronted Letter of Credit and such drawing has resulted in an Unreimbursed Amount that is not paid by the Borrower when due, (ii) a Limited Fronting Lender has honored any drawing request under any Several Letter of Credit and such drawing has resulted in an Unreimbursed Amount that is not paid by the Borrower when due, (iii) the Lenders, through the Several L/C Agent, have honored any drawing request under any Several Letter of Credit and such drawing has resulted in an Unreimbursed Amount that is not paid by the Borrower when due, (iv) as of the Commitment Termination Date, any L/C Obligation for any reason remains outstanding, (v) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (vi) there shall exist a Defaulting Lender, the Borrower shall (A) immediately and without any request by any Person (in the case of clause (iv) above), (B) immediately following any request by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, a Limited Fronting Lender or any Lender (in the case of clause (v) above) or (C) within one Business Day following any request by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, a Limited Fronting Lender or any Lender (in all other cases), provide Cash Collateral in an amount equal to 100% of all outstanding L/C Obligations (in the case of clause (i), (ii), (iii), (iv) or (v) above) or equal to 100% of all Fronting Exposure (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender) (in the cause of clause (vi) above). The obligations of the Borrower under this Section 2.15(a) are in addition to the obligations of the Borrower under Section 2.05(c).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, the Limited Fronting Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the amount required by Section 2.15(a), the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by any Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.01, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Swing Line Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Fronting L/C Issuer, the Several L/C Agent, or any Limited Fronting Lender with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default then exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or requested by the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Swing Line Lender, and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any future funding obligations with respect to such Defaulting Lender of any participation in any Letter of Credit, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default then exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Unreimbursed Amounts in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Unreimbursed Amounts were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Unreimbursed Amounts owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Unreimbursed Amounts owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting

Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Fronting L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Fronting L/C Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.16(a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Fronting L/C Issuer’s and any Limited Fronting Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender, the Fronting L/C Issuer and the Several L/C Agent, as applicable, agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Non-NAIC Approved Banks. If, on or at any time after the Closing Date, a Lender is not or ceases to be a NAIC Approved Bank, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon the Borrower’s request, (a) Bank of America will act as the Limited Fronting Lender for such Lender with respect to any Several Letters of Credit issued during the period that such Lender is a Non-NAIC Approved Bank (and/or as a Confirming Bank for such Lender with respect to any Several Letters of Credit issued prior to such Lender becoming an Non-NAIC Approved Bank), or (b) another Lender that is a NAIC Approved Bank may agree to act as the Limited Fronting Lender for such Lender with respect to any Several Letters of Credit issued during the period that such Lender is a Non-NAIC Approved Bank (and/or as a Confirming Bank for such Lender with respect to any Several Letters of Credit issued prior to such Lender becoming an Non-NAIC Approved Bank) upon such terms and conditions as such Non-NAIC Approved Bank and such other Lender may agree. If Bank of America or such other Lender, as applicable, becomes a Confirming Bank, it shall enter into a confirming bank agreement with such Non-NAIC Approved Bank upon such terms as the applicable parties may agree (and furnish a copy thereof to the Borrower and the Administrative Agent). Each Lender (other than Bank of America) that agrees to act as a Limited Fronting Lender and/or Confirming Bank for any Non-NAIC Approved Bank shall promptly notify the Administrative Agent of such agreement and of any termination or expiration of such agreement.

Article III.

Taxes, Yield Protection and Illegality

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower and the Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, the Borrower or the Guarantor, then the Administrative Agent, the Borrower or the Guarantor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e).

(ii) If the Borrower, the Guarantor or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower or the Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If the Borrower, the Guarantor or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower, the Guarantor or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Borrower, the Guarantor or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower or the Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower or the Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01)

payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Fronting L/C Issuer or the Several L/C Agent, as applicable (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, the Fronting L/C Issuer or the Several L/C Agent, as applicable, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 20 days after demand therefor, for any amount which a Lender, the Fronting L/C Issuer or the Several L/C Agent, as applicable, for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender, the Fronting L/C Issuer and the Several L/C Agent shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 20 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender, the Fronting L/C Issuer or the Several L/C Agent, as applicable (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, the Fronting L/C Issuer or the Several L/C Agent, as applicable, in each case, that are payable or paid by the Administrative Agent, the Borrower or the Guarantor in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender, the Fronting L/C Issuer and the Several L/C Agent hereby authorize the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, the Fronting L/C Issuer or the Several L/C Agent, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “1 0 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or

1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, the Fronting L/C Issuer or the Several L/C Agent, or have any obligation to pay to any Lender, the Fronting L/C Issuer or the Several L/C Agent, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, the Fronting L/C Issuer or the Several L/C Agent, as the case may be. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the Fronting L/C Issuer or the Several L/C Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Change in Law or introduction of any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the legal authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market (each, an “Eurodollar Illegality Event”), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest at the Base Rate by reference to the Eurodollar Rate component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and any amount payable pursuant to Section 3.05(c). During any period in which an Eurodollar Illegality Event is in effect, the Borrower may request, through the Administrative Agent, that the Lenders affected by such Eurodollar Illegality Event confirm that the circumstances giving rise to the Eurodollar Illegality Event continue to be in effect. If, within ten Business Days following such confirmation request, such Lenders have not confirmed the continued effectiveness of such Eurodollar Illegality Event, then such Eurodollar Illegality Event shall no longer be deemed to be in effect; provided, that (A) the Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 3.02 or the failure to provide confirmation of the continued effectiveness of such Eurodollar Illegality Event shall in any way affect the Lenders’ right to provide any additional notices of an Eurodollar Illegality Event as provided in this Section 3.02.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender (each, a “Market Disruption Event”). Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein. During any period in which a Market Disruption Event is in effect, the Borrower may request, through the Administrative Agent, that the Required Lenders confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect. If, within ten Business Days following such confirmation request, the Required Lenders have not confirmed the continued effectiveness of such Market Disruption Event, then such Market Disruption Event shall no longer be deemed to be in effect; provided, that (A) the Borrower shall not be permitted to submit any such request more than once in any 30 day period and (B) nothing contained in this Section 3.03 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Required Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 3.03.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)), the Fronting L/C Issuer or the Several L/C Agent;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, the Fronting L/C Issuer or the Several L/C Agent or the London interbank market any other condition, cost or expense

(excluding any Tax described in the parenthetical contained in clause (ii) preceding) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Fronting L/C Issuer or the Several L/C Agent of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to increase the cost to such Lender of making or participating (or of maintaining its obligation to make or participate in any Swing Line Loan) or to reduce the amount of any sum received or receivable by such Lender, the Fronting L/C Issuer or the Several L/C Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Fronting L/C Issuer or the Several L/C Agent, the Borrower will pay to such Lender, the Fronting L/C Issuer or the Several L/C Agent, as the case may be, such additional amount or amounts as will compensate such Lender, the Fronting L/C Issuer or the Several L/C Agent, as the case may be, for such additional costs incurred or reduction suffered; provided that as to any Lender, the Fronting L/C Issuer or the Several L/C Agent seeking compensation under this Section 3.04(a), such Lender, the Fronting L/C Issuer or the Several L/C Agent shall only be so compensated to the extent such Lender, the Fronting L/C Issuer or the Several L/C Agent is then generally seeking such compensation from similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(a) and the definition of “Change in Law”.

(b) Capital Requirements. If any Lender, the Fronting L/C Issuer or any Limited Fronting Lender determines that any Change in Law affecting such Lender, the Fronting L/C Issuer or such Limited Fronting Lender or any Lending Office of such Lender or such Lender’s, the Fronting L/C Issuer’s or such Limited Fronting Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, the Fronting L/C Issuer’s or such Limited Fronting Lender’s capital or on the capital of such Lender’s, the Fronting L/C Issuer’s or such Limited Fronting Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender (whether as participant or issuer) or such Limited Fronting Lender, or the Fronting Letters of Credit issued by the Fronting L/C Issuer, to a level below that which such Lender, the Fronting L/C Issuer or such Limited Fronting Lender or such Lender’s, the L/C Issuer’s or such Limited Fronting Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, the Fronting L/C Issuer’s or such Limited Fronting Lender’s policies and the policies of such Lender’s, the Fronting L/C Issuer’s or such Limited Fronting Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, the Fronting L/C Issuer or such Limited Fronting Lender, as the case may be, such additional amount or amounts as will compensate such Lender, the Fronting L/C Issuer or such Limited Fronting Lender or such Lender’s, the Fronting L/C Issuer’s or such Limited Fronting

Lender’s holding company for any such reduction suffered; provided that as to any Lender, the Fronting L/C Issuer or the Several L/C Agent seeking compensation under this Section 3.04(b), such Lender, the Fronting L/C Issuer or the Several L/C Agent shall only be so compensated to the extent such Lender, the Fronting L/C issuer or the Several L/C Agent is then generally seeking such compensation from similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(b) and the definition of “Change in Law”.

(c) Certificates for Reimbursement. A certificate of a Lender, the Fronting L/C Issuer or a Limited Fronting Lender setting forth the amount or amounts necessary to compensate such Lender, the Fronting L/C Issuer or such Limited Fronting Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, the Fronting L/C Issuer or such Limited Fronting Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender, the Fronting L/C Issuer or any Limited Fronting Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s, the L/C Issuer’s or such Limited Fronting Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender, the Fronting L/C Issuer or a Limited Fronting Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, the Fronting L/C Issuer or such Limited Fronting Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s, the L/C Issuer’s or such Limited Fronting Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days’ prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days’ from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the Fronting L/C Issuer or the Several L/C Agent, or any Governmental Authority for the account of any Lender, the Fronting L/C Issuer or the Several L/C Agent pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender, the Fronting L/C Issuer or the Several L/C Agent shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, the Fronting L/C Issuer or the Several L/C Agent, such designation or assignment (i) would eliminate or reduce amounts then or thereafter payable pursuant to Section 3.01 or 3.04, as the case may be, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, the Fronting L/C Issuer or the Several L/C Agent, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, the Fronting L/C Issuer or the Several L/C Agent, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender, the Fronting L/C Issuer or the Several L/C Agent in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV.

Conditions Precedent to Credit Extensions

4.01 Conditions of Initial Credit Extension. The obligation of the Fronting L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower (unless otherwise specified), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient m number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) the Guaranty executed by the Guarantor;

(iv) such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and the Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and the Guarantor are duly organized or formed, and that the Borrower and the Guarantor are validly existing, in good standing and qualified to engage in business in each jurisdiction where the conduct of their business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(vi) opinions of in-house counsel and Sullivan & Cromwell LLP, each counsel to the Borrower, with respect to the Borrower and the Guarantor, and Day Pitney LLP, Connecticut counsel to the Guarantor, addressed to the Administrative Agent and each Lender;

(vii) a certificate (which certificate shall be true and correct) signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) the current Debt Ratings; and (D) that the Borrower has Closing Date Liquidity of not less than $500,000,000;

(viii) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and repaid in full and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(ix) evidence of the repayment of intercompany Debt owing by the Borrower to certain of its Subsidiaries (which Debt is described on Schedule 4.01) in an aggregate amount that causes such intercompany Debt not to exceed $500,000,000;

(x) evidence that the intercompany Debt owing by the Borrower or the Guarantor to ING Groep N.V. or any of its Subsidiaries (other than the Subsidiaries of the Borrower) (A) has been converted to common equity of the Borrower or the Guarantor or (B) to the extent such Debt remains outstanding, has been amended or modified to have a stated maturity date occurring after the first anniversary of the Commitment Termination Date and otherwise has terms and conditions substantially similar to the terms and conditions of such Debt prior to the amendment or modification thereof that extends the stated maturity date thereof;

(xi) evidence that Debt Ratings are not less than BBB- from S&P and not less than Baa3 from Moody’s (and if such rating is BBB- from S&P or Baa3 from Moody’s, that neither is on negative watch);

(xii) the Audited Financial Statements;

(xiii) such other customary assurances, certificates, documents or consents as the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender or the Required Lenders may reasonably require.

(b) Any fees required to be paid on or before the Closing Date pursuant to the Loan Documents shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) The Closing Date shall have occurred on or before April 30, 2012.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects (except that those representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that those representations and warranties which are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided that after the Closing Date the representations and warranties set forth in Section 5.05(b) or Section 5.06 shall not be required to be true or correct.

(b) No Default shall then exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. The Borrower and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower and the Guarantor of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s or the Guarantor’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted hereby) under, or require any payment to be made under (i) any agreement, instrument or other undertaking to which the Borrower or the Guarantor is a party or affecting the properties of Borrower or the Guarantor, which would reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower, the Guarantor or its respective property is subject which would be both material and adverse to the Lenders; or (c) violate any Law the effect of which would be both material and adverse to the Lenders.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or the Guarantor of any Loan Document to which it is a party.

5.04 Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). The Guaranty, when delivered hereunder, will have been, duly executed and delivered by the Guarantor. The Guaranty when so delivered will constitute, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Debt to the extent required to be shown pursuant to GAAP.

(b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties that would reasonably be expected to have a Material Adverse Effect or that affects the validity or enforceability of this Agreement or any other Loan Document.

5.07 No Default. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Environmental Compliance. Except as disclosed in Schedule 5.08, the Borrower and its Subsidiaries are not subject to any claim alleging liability or responsibility for violation of any Environmental Law in connection with their respective businesses, operations and properties, except for claims which, if adversely determined, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other charges levied or imposed by a Government Authority upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and (b) those for which failure to file or non-payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.10 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has or would reasonably be expected to have a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.11 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) The Borrower is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

5.12 Disclosure. No written information or written data (excluding any forecasts, projections, budgets, estimates and general market or industry data) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished or publicly disclosed by the Borrower) when provided and when taken as a whole with all other information or data provided, furnished or disclosed by the Borrower contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, (i) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that forecasts, estimates and projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such representations will in fact be realized) and (ii) as to statements, information and reports specified as having been derived by the Borrower from third parties, other than Affiliates of the Borrower or any of its Subsidiaries, the Borrower represents only that it has no knowledge of any material misstatement therein.

5.13 Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.14 OFAC. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the United States Department of State; and the Borrower, the Guarantor and their respective Subsidiaries will not directly or indirectly use any proceeds of any Credit Extension hereunder for the purpose of financing the activities of any Person currently subject to any such sanctions.

Article VI.

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2012), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended March 31, 2012, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 90 days after the end of each year (except with respect to Security Life of Denver International Limited, which shall be provided by June 30th after the end of each year), the annual Statutory Statement of each Insurance Subsidiary for such year, certified by the chief executive officer, chief financial officer, treasurer or controller of such Insurance Subsidiary as presenting fairly in all material respects the financial position of such Insurance Subsidiary for such year in accordance with SAP;

(d) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 45 days after the end of each of the first three quarterly periods of each year, the quarterly Statutory Statement of each Insurance Subsidiary for such period, certified by one of the chief executive officer, chief financial officer, treasurer or controller of such Insurance Subsidiary as presenting fairly in all material respects the financial position of such Insurance Subsidiary for such period in accordance with SAP;

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clause (a) or (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) (commencing with the delivery of the financial statements for the fiscal quarter ended March 31, 2012), a duly completed Compliance Certificate signed by one of the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly after the same are available (to the extent not publicly available on EDGAR), any registration statements filed by the Borrower with the SEC in connection with an initial public offering of its capital stock, and after any such initial public offering, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(c) promptly, except to the extent prohibited by applicable Law, regulatory policy, or regulatory restriction (as determined in the reasonable good faith judgment of the Borrower), such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) from time to time may reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its reasonable request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative

Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders, the Fronting L/C Issuer and the Several L/C Agent materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Event of Default;

(b) of (i) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority or (ii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case to the extent permitted by law and to the extent that such matter would reasonably be expected to have a Material Adverse Effect;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, other than changes required or provided for pursuant to GAAP or applicable regulations or changes disclosed in reports provided or made available to the Lenders pursuant to Section 6.01 or 6.02; and

(e) of any public announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent that such Lien is permitted hereby or failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04 or except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. In a manner consistent with that used by other Persons engaged in the same or similar businesses as the Borrower and its Subsidiaries, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower (except any self-insurance to the extent and in any amount consistent with prudent market practice for a same or similar business), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain books of record and account, in accordance with good accounting practices on the basis of GAAP in all material respects; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Except to the extent prohibited by applicable Law, regulatory policy or regulatory restriction (in the reasonable good faith judgment of the Borrower), no more than twice a year and at their own expense (unless an Event of Default then exists in which case there shall be no limit so long as the Event of Default exists) permit representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate and financial records, and make copies thereof or abstracts therefrom, and to discuss its financial condition, business and corporate affairs with its Responsible Officers, all at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default then exists the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. (a) Use the proceeds of the Credit Extensions made on the Closing Date (i) to refinance existing Debt (including intercompany Debt owing by and among the Borrower and its Subsidiaries), (ii) for the issuance of Letters of Credit to replace letters of credit issued pursuant to the Existing Credit Agreement (or to backstop such letters of credit pending their replacement), (iii) to pay fees and expenses and (iv) for working capital and other lawful corporate purposes, and (b) following the Closing Date, use the proceeds of any Credit Extensions for working capital and any other lawful corporate purposes, including to use Letters of Credit to secure and support reserve requirements under insurance and reinsurance agreements entered into by the Borrower or any Subsidiary and for any other lawful corporate purposes. It is the express intent of the parties, without limiting the foregoing use of proceeds, that proceeds of Credit Extensions are not to be used to refinance debt of the Borrower in situations where the Borrower is unable to obtain its ordinary course business funding requirements in the financial markets.

Article VII.

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, including any of the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document or the Term Loan Agreement;

(b) Liens existing on the date hereof securing Non-Operating Debt and listed on Schedule 7.01;

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or for which the failure to pay would not reasonably be expected to result in a Material Adverse Effect;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens incurred in the ordinary course of business that do not secure Debt;

(i) purchase money Liens;

(j) Liens on cash or securities securing Debt owing to a Federal Reserve Bank or a Federal Home Loan Bank;

(k) Liens on any property existing prior to the acquisition of such property so long as such Lien was not created in anticipation of such acquisition and does not attach to any other property;

(l) Liens on cash or securities securing swap contracts entered into in the ordinary course of business and not for speculative purposes;

(m) Liens incurred in the ordinary course of business on deposit, custody and securities accounts;

(n) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(j);

(o) Liens securing Operating Debt arising out of deposits of cash or securities into collateral trusts or reinsurance trusts with ceding companies or insurance regulators or as otherwise entered in the ordinary course of business;

(p) Liens securing Operating Debt on cash or securities incurred in connection with repurchase, reverse repurchase and securities lending transactions entered into in the ordinary course of business;

(q) Liens (not securing Debt) in favor of a Governmental Authority, as contemplated by the rules and regulations issued by a Governmental Authority which the Borrower or any Insurance Subsidiary is required to comply in order to remain licensed;

(r) Liens securing Operating Debt arising under escrows, trusts, custodianships, separate accounts, funds withheld procedures, and similar deposits, arrangements or agreements established with respect to insurance policies, annuities, guaranteed investment contracts and similar products underwritten by, or reinsurance agreements entered into by, the Borrower or its Subsidiaries in the ordinary course of business;

(s) Liens on securitized assets so long as such Liens do not encumber any other property of the Borrower or any of its Subsidiaries;

(t) Liens securing Debt or other obligations owed by (i) the Borrower to any Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower to the Borrower, or (iii) any Subsidiary of the Borrower to any Subsidiary of the Borrower;

(u) other Liens securing Operating Debt incurred in the ordinary course of business;

(v) other Liens securing Non-Operating Debt in an amount that does not exceed $500,000,000 at any time; and

(w) Liens securing the refinancing of any Debt or other obligations secured by a Lien permitted hereunder so long as such Liens do not attach to any additional property in connection with such refinancing.

7.02 Indebtedness. Allow the Subsidiaries of the Borrower to create, incur, assume or suffer to exist any Debt for borrowed money in an aggregate amount in excess of $250,000,000, except:

(a) Operating Debt;

(b) Debt of any Subsidiary of the Borrower owing to the Borrower or a Subsidiary of the Borrower (but including any Debt owing to any other Affiliate of the Borrower);

(c) Debt of a registered mutual fund or alternative investment vehicle that is only recourse to such fund or vehicle or to capital commitments made to such fund or vehicle; and

(d) So long as the Guaranty has not been released, Debt for borrowed money of the Guarantor.

7.03 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries or Persons that become Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary that would not be a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

(b) any Subsidiary may sell, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary.

7.04 Asset Sales. Sell, transfer, lease or otherwise dispose of the stock, operations, or business assets of (a) the Borrower or any of its Subsidiaries in an amount that, individually or in the aggregate, equals or exceeds the sum of (i) 35% of the consolidated assets of the Borrower and its Subsidiaries as of December 31, 2011, plus (ii) the outstanding and unpaid balance of the term loan made pursuant to the Term Loan Agreement at the time of such sale, transfer, lease or other disposition, or (b) an Insurance Subsidiary if the statutory surplus of such Insurance Subsidiary equals or exceeds (i) 35% of the consolidated or combined statutory surplus of all Insurance Subsidiaries of the Borrower as of December 31, 2011, plus (ii) the outstanding and unpaid balance of the term loan made pursuant to the Term Loan Agreement at the time of such sale, transfer, lease or other disposition; provided that the 35% contained in clauses (a)(i) and (b)(i) above shall be increased to 50% if, within three (3) Business Days of the actual receipt of the Net Cash Proceeds from any sale, transfer, lease or other disposition of the stock, operations, or business assets of the Borrower or any of its Subsidiaries, the Borrower applies such Net Cash Proceeds for the following purposes and in the following order of priority: first, to make any prepayment required by Section 7.04 of the Term Loan Agreement, second, to reduce the amount of the Committed Loan Sublimit (without reduction of the Aggregate Commitments), and third, to reduce the Aggregate Commitments. If, as a result of this Section 7.04, the Outstanding Amount of Committed Loans exceeds the Committed Loan Sublimit or the Total Outstandings exceed the Aggregate Commitments, then the Borrower shall prepay or Cash Collateralize such excess in accordance with Section 2.05(c). Notwithstanding the foregoing, any sale, transfer, lease or other disposition by any Insurance Subsidiary, in which the Net Cash Proceeds, if any, thereof are retained by such Insurance Subsidiary, shall not be deemed to be a sale, transfer, lease or other disposition for purposes of this Section 7.04.

7.05 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation to do so, if an Event of Default shall have occurred and be continuing or would result therefrom; provided that following the capital stock of the Borrower (or any direct or indirect holding company of the Borrower, all or substantially all the assets of which consist of the Borrower and its Subsidiaries) being sold in an initial public offering or the Borrower (or any direct or indirect holding company of the Borrower, all or substantially all the assets of which consist of the Borrower and its Subsidiaries) becoming subject to the reporting requirements of the Securities Exchange Act of 1934 pursuant to Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934 (excluding becoming subject to the reporting requirements of the Securities Exchange Act of 1934 solely due to the issuance of debt securities), the payment of any dividend or distribution shall be permitted within 90 days of the date of declaration, if at the date of declaration of such payment no Event of Default shall have occurred and be continuing.

7.06 Arrangements to Restrict Payments. Permit any Operating Subsidiary to enter into any consensual arrangement that limits such Operating Subsidiary’s ability to make dividend payments or other distributions or otherwise transfer assets to the Borrower, except (a) any such arrangement entered into prior to the date of this Agreement and described on Schedule 7.06, (b) any such arrangement entered into by an Operating Subsidiary with a Governmental Authority having jurisdiction over such Operating Subsidiary; (c) any such usual and customary arrangement entered into by a joint venture in which such Operating Subsidiary is a joint venturer; and (d) any such arrangement restricting any mutual fund or investment fund managed or advised by such Operating Subsidiary.

7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, the General Guarantee Agreement shall be permitted hereunder.

7.08 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U or Regulation X of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Debt originally incurred for such purpose.

7.09 Financial Covenants.

(a) Net Worth. Permit Net Worth at any time to be less than the sum of (i) $7,319,175,000, (ii) an amount equal to 75% of any increase in Net Worth after the date hereof by reason of any conversion of debt securities of the Borrower into common stock or other ownership interests of the Borrower, (iii) an amount equal to 50% of any increase in Net Worth of the Borrower and its Subsidiaries after December 31, 2011 by reason of the issuance and sale of common stock or other ownership interests of the Borrower or any Subsidiary, and (iv) an amount equal to 50% of the Net Income earned in each full fiscal quarter ending after December 31, 2011 (with no deduction for a net loss in any such fiscal quarter).

(b) Debt to Capital Ratio. Permit the ratio of the total amount of Debt of the Borrower and its Subsidiaries to the amount of Total Capitalization of the Borrower and its Subsidiaries to be greater than 35% as to the last day of any fiscal quarter.

(c) Minimum Continuing Liquidity. Permit Continuing Liquidity at any time to be less than $500,000,000; provided that, if, at any time, (i) all obligations owing under the Term Loan Agreement have been repaid in full, and (ii) either (A) the Borrower has a Debt Rating of at least BBB- from S&P and at least Baa3 from Moody’s (and if the rating is BBB- from S&P or Baa3 from Moody’s, neither is on negative watch) or (B)(l) there are no Committed Loans outstanding and no commercial paper outstanding that is backstopped by the Committed Loan Sublimit, (2) there is no Debt for borrowed money outstanding and owing by the Borrower to any of its Subsidiaries, and (3) any Debt for borrowed money owing by the Borrower to ING Verzekeringen N.V. or any of its other Affiliates does not exceed the amount of any such Debt on the Closing Date (after giving effect to the Credit Extensions made on the Closing Date and the use of the proceeds thereof), then this Section 7.09(c) shall terminate and be of no further force or effect.

Article VIII.

Events of Default and Remedies

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05 (as to the Borrower) or Article VII; or

(c) Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect (or incorrect in any material respect if such representation or warranty is not qualified by materiality or Material Adverse Effect) when made or deemed made; provided that any restatement of the Audited Financial

Statements pursuant to financial statements delivered pursuant to Section 6.01 shall not cause any representation or warranty set forth in Section 5.05(a) to be incorrect at the time made unless such restatement is material and adverse to the Lenders; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt or Guarantee (other than with respect to (I) the Obligations, (II) Debt under Swap Contracts, (III) a downgrade of Debt Ratings under the Collateral Note Facility, and (IV) Operating Debt which is recourse only to a Subsidiary of the Borrower which is a special purpose life insurance captive vehicle) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, if the aggregate principal amount of such Debt or Guarantee exceeds the Threshold Amount; or (ii) the Borrower or any Subsidiary fails to make when due one or more required payments under one or more Swap Contracts (whether as a result of the occurrence of an Early Termination Date (as defined in such Swap Contract) or otherwise) in an aggregate amount exceeding the Threshold Amount, and, in the case of any failure or default described in this Section 8.01(e), such failure or default has not been cured by the Borrower or its Subsidiaries or waived prior to the exercising of any remedies pursuant to Section 8.02; or

(f) Collateral Note Facility. There occurs a downgrade of Debt Ratings, which causes the Collateral Note Facility to be due within 120 days of such downgrade and the Borrower fails to refinance the Collateral Note Facility within 110 days of such acceleration of the Collateral Note Facility, it being understood that such refinancing of the Collateral Note Facility may, subject to the terms and conditions hereof, be effected through the issuance of one or more Letters of Credit hereunder; or

(g) Term Loan Agreement. The occurrence of an Event of Default (as defined therein) under the Term Loan Agreement.

(h) Insolvency Proceedings, Etc. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(i) Inability to Pay Debts; Attachment. (i) The Borrower or the Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(j) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more non-appealable final judgments or orders by a court of competent jurisdiction for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments by a court of competent jurisdiction that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) such judgment or order is not paid within 60 days or there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(l) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower, the Guarantor or any other Person contests in any manner the validity or enforceability of any Loan Document; or the Borrower or the Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(m) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans, any obligation of the Fronting L/C Issuer or each Lender, as applicable, to make L/C Credit Extensions and any obligation of the Swing Line Lender or any Lender, as applicable, to make, maintain or participate in Swing Line Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders, the Fronting L/C Issuer and the Several L/C Agent all rights and remedies available to it, the Lenders, the Fronting L/C Issuer and the Several L/C Agent under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans, any obligation of the Fronting L/C Issuer or each Lender, as applicable, to make L/C Credit Extensions and any obligation of the Swing Line Lender or any Lender, as applicable, to make, maintain or participate in Swing Line Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities and expenses (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Fronting L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the Fronting L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Unreimbursed Amounts and other Obligations, ratably among the Lenders and the Fronting L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Unreimbursed Amounts, ratably among the Lenders and the Fronting L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Fronting L/C Issuer or the Lenders, as applicable, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.01 and 2.15; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.01(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Article IX.

Administrative Agent

9.01 Appointment and Authority.

(a) Each of the Lenders, the Fronting L/C Issuer and the Several L/C Agent hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders, the Fronting L/C Issuer, and the Several L/C Agent, and neither the Borrower nor the Guarantor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Fronting L/C Issuer and the Several L/C Agent, as applicable, shall act on behalf of the Lenders with respect to the Fronted Letters of Credit or the Several Letters of Credit, as applicable, and the documents associated therewith, and the Fronting L/C Issuer and the Several L/C Agent, as applicable, shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Fronting L/C Issuer or the Several L/C Agent, as applicable, in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the Fronting L/C Issuer and the Several L/C Agent with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Fronting L/C Issuer and the Several L/C Agent, as applicable.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender, the Fronting L/C Issuer or the Several L/C Agent.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Fronting L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Fronting L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the Fronting L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting L/C Issuer, the Several L/C Agent and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, subject to the acceptance of such appointment by such successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, the Fronting L/C Issuer and the Several L/C Agent, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to the acceptance of such appointment by such successor. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the Fronting L/C Issuer and the Several L/C Agent directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Fronting L/C Issuer, Several L/C Agent and the Swing Line Lender.

(e) If Bank of America resigns as Fronting L/C Issuer or Several L/C Agent, it shall retain all the rights, powers, privileges and duties of the Fronting L/C Issuer or the Several L/C Agent hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the Fronting L/C Issuer or the Several L/C Agent, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.01(c). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). In the event of any such resignation as Fronting L/C Issuer, Several L/C Agent or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Fronting L/C Issuer, Several L/C Agent or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Fronting L/C Issuer, Several L/C Agent or Swing Line Lender, as the case may be. Upon the appointment by the Borrower of a successor Fronting L/C Issuer, Several L/C Agent or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting L/C Issuer, Several L/C Agent or Swing Line Lender, as applicable, (ii) the retiring Fronting L/C Issuer, Several L/C Agent and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Fronting L/C Issuer shall issue letters of credit in substitution for the Fronted Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory Bank of America to effectively assume the obligations of Bank of America with respect to such Fronted Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender, the Fronting L/C Issuer and the Several L/C Agent acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender, the Fronting L/C Issuer and the Several L/C Agent also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Book Managers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or the Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Fronting L/C Issuer, the Several L/C Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Fronting L/C Issuer, the Several L/C Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Fronting L/C Issuer, the Several L/C Agent and the Administrative Agent under Sections 2.01(i) and 2.01(j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Fronting L/C Issuer and the Several L/C Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Fronting L/C Issuer and the Several L/C Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Fronting L/C Issuer or the Several L/C Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, the Fronting L/C Issuer or the Several L/C Agent to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Release of Guaranty. Provided that no Event of Default then exists, the Lenders, the Fronting L/C Issuer and the Several L/C Agent irrevocably authorize the Administrative Agent, at the request of the Borrower, to release (and the Administrative Agent shall release) the Guarantor from its obligations under the Guaranty if at the time of such release (including as the result of a payment made concurrently with such release), the Debt for borrowed money of Subsidiaries of the Borrower (other than (a) Operating Debt and other Debt of any Subsidiary of the Borrower owing to the Borrower or a Subsidiary of the Borrower (but including any Debt owing to any other Affiliate of the Borrower) and (b) Debt of a registered mutual fund or alternative investment vehicle that is only recourse to such fund or vehicle or to capital commitments made to such fund or vehicle) does not exceed an aggregate amount equal to $250,000,000.

Article X.

Miscellaneous

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or the Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the Guarantor, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Amount, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be required to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 8.03 or any other provision of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release the Guaranty except in accordance with Section 9.10, without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Fronting L/C Issuer, the Several L/C Agent or each Limited Fronting Lender, as applicable, in addition to the Lenders required above, affect the rights or duties of the Fronting L/C Issuer, the Several L/C Agent or such Limited Fronting Lender, as applicable, under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire

(including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders, the Fronting L/C Issuer and the Several L/C Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Fronting L/C Issuer or the Several L/C Agent pursuant to Article II if such Lender, the Fronting L/C Issuer and the Several L/C Agent, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the Fronting L/C Issuer, the Several L/C Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD

PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any Agent-Related Person (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Fronting L/C Issuer, the Several L/C Agent or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, the Guarantor’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, Fronting L/C Issuer, Several L/C Agent, Swing Line Lender and Lenders. The Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender and the Lenders and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the Fronting L/C Issuer, the Several L/C Agent or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or the Guarantor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender and the Swing Line Lender; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or the Swing Line Lender, as applicable, from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Fronting L/C Issuer, the Several L/C Agent, a Limited Fronting Lender or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or the Guarantor under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Agent-Related Persons (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender, the Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the

Fronting L/C Issuer, the Several L/C Agent or any Limited Fronting Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Fronting L/C Issuer, the Several L/C Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of primary counsel for the Administrative Agent and one firm of primary counsel for the other Indemnitees, unless such other Indemnitees cannot be represented by one primary firm due to conflicts of interest, in which case the other Indemnitees shall be indemnified from and against and reimbursed for the reasonable and documented fees, disbursements and other charges of such number of other counsel as are necessary in light of such conflicts of interest), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Fronting L/C Issuer or the Several L/C Agent to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any other claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) any action, claim, litigation or proceeding solely among the Indemnified Parties so long as such action, claim, litigation or proceeding is not attributable to any act or omission by the Borrower. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender or any Related Party of any of the foregoing (but without limiting the obligation of the Borrower under such subsection), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Fronting L/C Issuer, the Several L/C Agent, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or any Lender, or the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender, the Fronting L/C Issuer, the Several L/C Agent, any Limited Fronting Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders, the Fronting L/C Issuer, the Several L/C Agent and any Limited Fronting Lender under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the Fronting L/C Issuer, the Several L/C Agent and the Swing Line Lender shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and

Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the

Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Fronting L/C Issuer and the Several L/C Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f 103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as Fronting L/C Issuer, Several L/C Agent or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as Fronting L/C Issuer or Several L/C Agent and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as Fronting L/C Issuer, Several L/C Agent or Swing Line Lender, the

Borrower shall be entitled to appoint from among the Lenders a successor Fronting L/C Issuer, Several L/C Agent or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Fronting L/C Issuer, Several L/C Agent or Swing Line Lender, as the case may be. If Bank of America resigns as Fronting L/C Issuer or Several L/C Agent, it shall retain all the rights, powers, privileges and duties of the Fronting L/C Issuer or Several L/C Agent hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Fronting L/C Issuer or Several L/C Agent and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.01(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Fronting L/C Issuer, Several L/C Agent and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Fronting L/C Issuer, Several L/C Agent or Swing Line Lender, as the case may be, and (b) the successor Fronting L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, the Fronting L/C Issuer and the Several L/C Agent agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the disclosing party agrees, to the extent practicable and permitted by applicable law, to notify the Borrower promptly prior to such disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (t) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(d) or (ii) any actual or prospective party (including a trustee) (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (iii) such Person’s auditors on a need-to-know basis in connection with the audit of such Person’s books and records, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Fronting L/C Issuer and the Several L/C Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Fronting L/C Issuer or the Several L/C Agent on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the Fronting L/C Issuer and the Several L/C Agent acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Fronting L/C Issuer and the Several L/C Agent and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Fronting L/C Issuer, the Several L/C Agent or any such Affiliate to or for the credit or the account of the Borrower or the Guarantor, as the case may be, excluding any custodial, trust or special reserve accounts, against any and all of the obligations of the Borrower or the Guarantor, as the case may be, now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Fronting L/C Issuer, the Several L/C Agent or their respective Affiliates, irrespective of whether or not such Lender, the Fronting L/C Issuer, the Several L/C Agent or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or the Guarantor, as the case may be, may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender, the Fronting L/C Issuer or the Several L/C Agent different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Fronting L/C Issuer, the Several L/C Agent and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Fronting L/C Issuer, the Several L/C Agent or their respective Affiliates may have. Each Lender, the Fronting L/C Issuer and the Several L/C Agent agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or the L/C Obligations or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan, the L/C Obligations or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Fronting L/C Issuer, the Several L/C Agent or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06 or if any Lender is a Defaulting Lender or Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, each of the Arrangers and each of the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 General Guarantee Agreement. The Administrative Agent and Lenders agree that the General Guarantee Agreement shall not apply to any Borrowing or other obligation under this Agreement. The Administrative Agent and the Lenders shall not be entitled to enforce any rights under the General Guarantee Agreement with respect to any Borrowing or other obligation under this Agreement. The Administrative Agent and Lenders waive all rights and remedies they may have under the General Guarantee Agreement with respect to any Borrowing or obligation under this Agreement. For the avoidance of doubt, any Borrowing or other obligation under this Agreement is not an Obligation as defined in the General Guarantee Agreement. This Section 10.18 does not in any way limit any obligation of the Guarantor under the Guaranty.

10.19 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and any other Applicant, which information includes the name and address of the Borrower and any other Applicant and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and any other Applicant in accordance with the Act. The Borrower and any other Applicant shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ING AMERICA INSURANCE HOLDINGS, INC.

By:	/s/ David S. Pendegrass
	Name:	David S. Pendegrass
	Title:	Senior Vice President and Treasurer

By:	/s/ Spencer T. Shell
	Name:	Spencer T. Shell
	Title:	Vice President and Assistant Treasurer

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BANK OF AMERICA, N.A. as Administrative Agent

By:	/s/ Aamir Saleem
	Name:	Aamir Saleem
	Title:	Vice President

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ING BANK N.V., LONDON BRANCH, as a Lender

By:	/s/ M.E.R. Sharman
	Name:	M.E.R. Sharman
	Title:	Managing Director

By:	/s/ M. Groen
	Name:	M. Groen
	Title:	Director

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BANK OF AMERICA, N.A. as a Lender

By:	/s/ Jason Cassit
	Name:	Jason Cassit
	Title:	Director

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CITIBANK, N.A., as a Lender

By:	/s/ Maureen P. Maroney
	Name:	Maureen P. Maroney
	Title:	Authorized Signatory

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Brijendra Grewal
	Name:	Brijendra Grewal
	Title:	Vice President

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Patricia Lloyd
	Name:	Patricia Lloyd
	Title:	Authorized Signatory

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THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Joseph W. Lux
	Name:	Joseph W. Lux
	Title:	Managing Director

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

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UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Joselin Fernandez
	Name:	Joselin Fernandez
	Title:	Associate Director Banking Products Services, US

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Evans Glass
	Name:	Evans Glass
	Title:	Vice President

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SUNTRUST BANK, as a Lender

By:	/s/ Douglas C. O’Bryan
	Name:	Douglas C. O’Bryan
	Title:	Director

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THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Heather Lindstrom
	Name:	Heather Lindstrom
	Title:	Managing Director

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CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Karl Studer
	Name:	Karl Studer
	Title:	Director

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

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MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

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STANDARD CHARTERED BANK, as a Lender

By:	/s/ James Curtis
	Name:	James Curtis
	Title:	Director

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CREDIT AGRICOLE CORPORATE AND INVESTMENT, as a Lender

By:	/s/ Charles Kornberger
	Name:	Charles Kornberger
	Title:	Managing Director

By:	/s/ Gina Harth-Cryde
	Name:	Gina Harth-Cryde
	Title:	Managing Director

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LLYODS TSB BANK PLC, as a Lender

By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Vice President F014

By:	/s/ Dannis McClellan
	Name:	Dannis McClellan
	Title:	Assistant Vice President M040

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William R. McDonnell
	Name:	William R. McDonnell
	Title:	Senior Vice President

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Glenn Schuermann
	Name:	Glenn Schuermann
	Title:	Vice President

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WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Karen Hanke
	Name:	Karen Hanke
	Title:	Director

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STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Andrei Bourdine
	Name:	Andrei Bourdine
	Title:	Assistant Vice President

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NATIONAL AUSTRALIA BANK LIMITED, as a Lender

By:	/s/ Helen Hsu
	Name:	Helen Hsu
	Title:	Director

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BNP PARIBAS, as a Lender

By:	/s/ Michael Albanese
	Name:	Michael Albanese
	Title:	Managing Director

By:	/s/ Nair P. Raghu
	Name:	Nair P. Raghu
	Title:	Vice President

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THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Lisa De Cristafaro
	Name:	Lisa De Cristafaro
	Title:	Vice President

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